AMENDMENT TO CUSTODY AGREEMENT

     THIS AMENDMENT TO THE CUSTODY AGREEMENT is made as of September 16, 2010, by and between each fund listed on Exhibit A hereto (each the "Fund") and The Bank of New York Mellon, formerly known as, The Bank of New York, a New York corporation authorized to do a banking business, having its principal place of business at One Wall Street, New York, New York 10286 (hereinafter called the "Bank") shall be as follows:

WITNESSETH:

WHEREAS, the Fund and The Bank are parties to a Custody Agreement dated as of April 26, 2001 (the "Custody Agreement"), pursuant to which The Bank serves as the custodian for the Fund's portfolio; and
WHEREAS, the Fund and The Bank desires to amend the Custody Agreement to render such custodial services to the Fund; and
WHEREAS, the Custody Agreement, as expressly amended hereby, shall continue in full force and effect.
NOW, THEREFORE, the parties hereby amend Exhibit A of the Custody Agreement to read in its entirety as follows:
IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT TO CUSTODY AGREEMENT as of the day and year first above written.

               ON BEHALF OF EACH OF THE FUNDS LISTED ON EXHIBIT A

                        By: /s/ Richard De Sanctis
                           Name: Richard De Sanctis
                           Title: Vice President

               THE BANK OF NEW YORK MELLON

                        By: /s/ Peter D. Holland
                            Name: Peter D. Holland
                            Title: Managing Director

LEGAL_US_E # 89453953.1 42264.00001

Exhibit A

Fund Address	Tax ID	SIC (1)
California Daily Tax Free Income Fund, Inc 600 Fifth Avenue, NY, NY 10020	13-3378458	MD
Daily Income Fund
Money Market Portfolio BT(2) 600 Fifth Avenue, NY, NY 10020	13-3758369	MA
U.S. Treasury Portfolio BT(2) 600 Fifth Avenue, NY, NY 10020	13-3823514	MA
Government Portfolio BT(2) 600 Fifth Avenue, NY, NY 10020	20-5540434	MA
Municipal Portfolio BT(2) 600 Fifth Avenue, NY, NY 10020	20-5540482	MA
RNT Natixis Liquid Prime Portfolio BT(2)600 Fifth Avenue, NY, NY 10020	27-365703	MA
New York Daily Tax Free Income Fund, Inc.	13-3211746	MD
Tax Exempt Proceeds Fund, Inc.	13-3502852	MD
OFFSHORE FUNDS:
U.S. Dollar Floating Rate Fund, Ltd. Corp. 87 Mary Street, George Town, Grand Cayman KY1-9002 British West Indies	N/A	BVI
Daily Dollar International, Ltd. Cayman Islands Exempted Company 87 Mary Street, George Town, Grand Cayman KY1-9002 British West Indies formerly Daily Dollar International, Ltd., II)	N/A

1 SIC: State of Incorporation
2 MA BT: Massachusetts Business Trust

LEGAL_US_E # 89453953.1 42264.00001